Exhibit 99.2

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

Green Plains Renewable Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement, as amended, among the Company, Green Plains Grain Company LLC and Green Plains Grain Company TN LLC, wholly-owned subsidiaries of the Company, and The Andersons, Inc. (the “Buyer”) to sell to the Buyer twelve of the Company’s grain elevators located in northwestern Iowa and western Tennessee (the “Transaction”). The Transaction involves approximately 32.6 million bushels, or 83%, of the Company’s reported agribusiness grain storage capacity and all of its agronomy and retail petroleum operations. Effective December 3, 2012, the Company completed the previously-announced Transaction. The estimated sales price for the facilities and certain related working capital is $144.6 million, including the assumption at closing of term debt of approximately $27.8 million.

Basis of Presentation

The unaudited condensed pro forma balance sheet as of September 30, 2012 reflects the Company’s historical consolidated balance sheet as if the Transaction occurred on September 30, 2012. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 reflect the Company’s historical consolidated statements of operations as if the Transaction occurred on December 31, 2010 after adjustments that give effect to events that are directly attributable to the Transaction. The unaudited pro forma condensed financial statements are presented for illustrative purposes only, in accordance with the adjustments and estimates set forth below, and are not necessarily indicative of the financial position or results of operations that would have occurred had the sale been completed as of the dates indicated, nor are they necessarily indicative of future operating results or financial position of the Company.

Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed financial statements. In addition, the unaudited pro forma condensed financial statements were based on and should be read in conjunction with the (1) the separate historical consolidated financial statements of the Company and management’s discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and (2) the separate historical consolidated financial statements of the Company and management’s discussion and analysis of financial condition and results of operations contained in its Annual Report on Form 10-K for the year ended December 31, 2011.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands)

		Pro Forma
		Adjustments
	Historical	(Note a)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$140,177	$114,979	(b)	$255,156
Restricted cash	19,573	—		19,573
Accounts receivable	102,565	(12,223)		90,342
Inventories	241,230	(76,555	)(c)	164,675
Prepaid expenses and other	15,344	(3,487)		11,857
Deferred income taxes	23,030	(22,523	)(d)	507
Derivative financial instruments	42,759	(13,266)		29,493

Total current assets	584,678	(13,075)		571,603
Property and equipment, net	761,276	(45,191)		716,085
Goodwill	40,877	—		40,877
Other assets	29,703	(3,876	)(d)	25,827

Total assets	$1,416,534	$(62,142)		$1,354,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$147,426	$(54,771)		$92,655
Accrued and other liabilities	33,508	—		33,508
Unearned revenue	4,302	(948)		3,354
Short-term notes payable and other borrowings	157,914	—		157,914
Current maturities of long-term debt	73,092	(2,031)		71,061

Total current liabilities	416,242	(57,750)		358,492

Long-term debt	457,991	(25,937)		432,054
Deferred income taxes	64,913	(5,160	)(e)	59,753
Other liabilities	5,069	—		5,069

Total liabilities	944,215	(88,847)		855,368

Stockholders’ equity
Common stock	37	—		37
Additional paid-in capital	443,746	—		443,746
Retained earnings	74,517	26,937	(f)	101,454
Accumulated other comprehensive income	19,595	—		19,595
Treasury stock	(65,808)	—		(65,808)

Total Green Plains stockholders’ equity	472,087	26,937		499,024
Noncontrolling interests	232	(232)		—

Total stockholders’ equity	472,319	26,705		499,024

Total liabilities and stockholders’ equity	$1,416,534	$(62,142)		$1,354,392

See accompanying notes to unaudited pro forma condensed financial statements for detail of pro forma adjustments.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands, except per share amounts)

		Pro Forma
		Adjustments
	Historical	(Note a)	Pro Forma
Revenues	$2,593,163	$(268,150)	$2,325,013
Cost of goods sold	2,538,363	(242,284)	2,296,079

Gross profit	54,800	(25,866)	28,934
Selling, general and administrative expenses	58,350	(16,999)	41,351

Operating income (loss)	(3,550)	(8,867)	(12,417)

Other income (expense)			—
Interest income	144	(20)	124
Interest expense	(28,741)	2,164	(26,577)
Other, net	(1,859)	—	(1,859)

Total other expense	(30,456)	2,144	(28,312)

Income (loss) before income taxes	(34,006)	(6,723)	(40,729)
Income tax expense (benefit)	(12,749)	(2,716)	(15,465)

Net income (loss)	(21,257)	(4,007)	(25,264)
Net loss attributable to noncontrolling interests	13	(13)	—

Net income (loss) attributable to Green Plains	$(21,244)	$(4,020)	$(25,264)

Earnings per share:
Income (loss) attributable to Green Plains stockholders - basic	$(0.70)		$(0.83)

Income (loss) attributable to Green Plains stockholders - diluted	$(0.70)		$(0.83)

Weighted average shares outstanding:
Basic	30,499		30,499

Diluted	30,499		30,499

See accompanying notes to unaudited pro forma condensed financial statements for detail of pro forma adjustments.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

		Pro Forma
		Adjustments
	Historical	(Note a)	Pro Forma
Revenues	$3,553,712	$(341,085)	$3,212,627
Cost of goods sold	3,381,480	(306,828)	3,074,652

Gross profit	172,232	(34,257)	137,975
Selling, general and administrative expenses	73,219	(22,441)	50,778

Operating income (loss)	99,013	(11,816)	87,197

Other income (expense)			—
Interest income	310	(18)	292
Interest expense	(36,645)	2,463	(34,182)
Other, net	(779)	—	(779)

Total other expense	(37,114)	2,445	(34,669)

Income (loss) before income taxes	61,899	(9,371)	52,528
Income tax expense (benefit)	23,686	(3,586)	20,100

Net income (loss)	38,213	(5,785)	32,428
Net loss attributable to noncontrolling interests	205	(17)	188

Net income (loss) attributable to Green Plains	$38,418	$(5,802)	$32,616

Earnings per share:
Income (loss) attributable to Green Plains stockholders - basic	$1.09		$0.92

Income (loss) attributable to Green Plains stockholders - diluted	$1.01		$0.87

Weighted average shares outstanding:
Basic	35,276		35,276

Diluted	41,808		41,808

See accompanying notes to unaudited pro forma condensed financial statements for detail of pro forma adjustments.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a)	The unaudited condensed pro forma balance sheet as of September 30, 2012 reflects the Company’s historical consolidated balance sheet as if the Transaction occurred on September 30, 2012 and before application of any post-closing adjustments. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 reflect the Company’s historical consolidated statements of operations as if the Transaction occurred on December 31, 2010 and before application of any post-closing adjustments. The pro forma adjustment amounts in the condensed statements of operations do not include potential reductions of corporate overhead.

(b)	Represents the cash portion of proceeds received from the sale of specified assets, net of liabilities assumed, less additional estimated advisor and legal expenses totaling $1.8 million related directly to the Transaction.

(c)	Adjustment excludes corn inventory in the divested facilities, retained by the Company, of $55.5 million. The inventory is expected to be used by the Company for its ongoing ethanol operations.

(d)	Represents a reduction in deferred income taxes as a result of the utilization of net operating losses and the decrease in expected future benefit of tax credits in certain states.

(e)	Represents a reduction in deferred income taxes due to the difference between the book and tax basis of the assets sold.

(f)	Represents the gain on the sale, net of the related tax effects.

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